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                                                                    EXHIBIT 99.1

(MERIDIAN RESOURCE CORPORATION LOGO)                                        NEWS

                     MERIDIAN RESOURCE CORPORATION PROVIDES
                        UPDATE RELATED TO HURRICANE RITA

Houston, Texas - Sept 27, 2005 - The Meridian Resource Corporation (NYSE: "TMR") today reported the status of its oil and gas operations after Hurricane Rita. The Company has conducted onsite and aerial inspections of the majority of its production facilities in south central and southwestern Louisiana to assess potential damage from the storm. Preliminary assessments indicate that production facilities are essentially intact and undamaged. The fields in the affected area were shut-in for approximately four days, but were back online as of yesterday, with the exception of Weeks Island field where power outages have temporarily delayed the resumption of production. Meridian's production facilities in this field are located on high ground and are expected to be placed back online shortly.

Last week, work related to the repairs for damage caused by Hurricane Katrina in the Biloxi Marshland area was curtailed to insure the safety of people, materials and equipment. Operations are under way to return to the area with the expectation that repairs will resume this week as soon as crews, materials and equipment can be re-mobilized to the field. Once repairs resume, it is anticipated that a good portion of the shut-in production will be brought online sometime during the week of October 3, 2005 with incremental production being added in the subsequent weeks.

The rig being utilized to drill the Turtle Shell well (Parker Rig #51) was evacuated to safe harbor for the arrival of Hurricane Rita. The rig is back on location to resume sidetracking the current well bore and continue drilling the remainder of the well to test the Cib Op 5B and Rob L formations at a targeted depth of 16,600 feet.

The Company continues to work with Parker Drilling Inc. to replace the rig (Parker Rig #57B) that was drilling the BML 1-2 well and was only approximately 2,000 feet from total depth when Hurricane Dennis interrupted drilling operations. Meridian believes that a replacement rig will be available in the near term based on recent discussions with Parker Drilling. Other drilling activities in the region will resume as soon as the Coastal Rig #20 is repaired and returned, which, based on discussions with Coastal Drilling Inc., could occur within approximately six to eight weeks.

SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices.

These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2004.

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The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."
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                                                   FOR MORE INFORMATION CONTACT:
                                               Lance L. Weaver at (281) 597-7125
                             Meridian Resource Corporation Website: www.tmrc.com

             1401 Enclave Parkway, Suite 300 o Houston, Texas 77077
               (281) 597-7000 o Fax (281) 558-5744 o www.tmrc.com

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